UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 14, 2014
(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North
Suite 306
Marlboro, NJ 07728
  (Address of Principal Executive Offices)

(732) 851-7707
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 14, 2014, the Company received a Development Update Letter (“Update Letter”) from Mesa Acquisitions Group, LLC. The letter is attached hereto as Exhibit 99.1.

As previously reported by the Company on Form 8-K filed on September 24, 2013, the Company, through Mesa Acquisitions, completed Phase 1 of the Satellite Imaging on 2,134 acres of the Company’s Mexican property.

The Update Letter states that;

(1). the initial data from the satellite imaging was  reprocessed by the satellite imaging company using a higher resolution (1:2000 resolution compared with the original 1:6000 resolution), and resultantly, “roughly” 71 anomalies were detected (compared with  27 anomalies from the original resolution).

(2). In December 2013, Mesa Acquisitions began making VISA arrangements with the Mexican government for the employees of the imaging company to conduct their field work on the Company’s Mexican property.

(3). The field work consisting of  the Forming Short-Pulsed Electromagnetic Fields (FSPEF) and  Vertical Electric Resonance Sounding (VERS) programs is expected to commence on the Company’s Mexican property in the next few weeks.

The above description is qualified in in entirety by the contents of the Update Letter.

Item 9.01. Financial Statements and Exhibits.

99.1 Letter from Mesa Acquisitions, LLC to the Company dated January 13, 2014.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Gennaro Pane
Name: Gennaro Pane
Title: Chief Executive Officer
Date: January 15, 2014